                                                                    EXHIBIT 6(m)



                       FIRST AMENDMENT TO LEASE AGREEMENT

     This FIRST AMENDMENT TO LEASE AGREEMENT ("Amendment") is entered into as of the 1st day of September, 1998 between 823 CONGRESS, LTD., a Texas limited partnership (the "Landlord"), and AUSTIN FUNDING CORPORATION (F/K/A CAPITAL FIRST MORTGAGE CORPORATION), a Texas corporation (the "Tenant").

     1. Purpose of Agreement/Reference of Additional Terms. On or about April 7, 1997, Landlord entered into a written Lease Agreement (the "Lease") with Tenant for 1,806 square feet of rentable area on the seventh (7th) floor of the building known as the 823 Congress Building at 823 Congress in Austin, Texas. The parties now wish to change the size and location of the Premises and make the other changes herein. The parties hereby incorporate the Lease by reference into this document and agree that except as modified herein, the terms of the Lease shall remain in full force and effect. The term "Lease" shall mean the original Lease Agreement as subsequently amended or revised by this First Amendment.

     2. Change of Premises. Effective September 1, 1998, the Premises shall be changed to Suite 515 consisting of 3,293 rentable square feet as shown on the attached First Amendment Exhibit A which shall replace Exhibit A to the Lease. Tenant shall vacate Suite 707 on or before September 10, 1998.

     3.  Rental

         (a) Base Rental. Effective September 1, 1998, Tenant's monthly Base Rental shall be as follows:

            Lease Period                    Base Rental
            ------------                    -----------
         9/01/98 - 4/30/00               $3,841.83 per month (based on a rental
                                         rate of $14.00 per square foot of
                                         Rental Area per year)

         5/01/00 - 02/28/01              $4,390.67 per month (based on a rental
                                         rate of $16.00 per square foot of
                                         Rentable Area per year)

         (b) Additional Rental. Effective September 1, 1998, Tenant's share of the Excess of Basic Operating Costs shall be 1.8155% (3,293/181,381).

     4. Condition of Premises. Tenant accepts the Premises "AS IS". Landlord shall have no obligation to remove any furniture, fixtures, equipment or any other goods or tangible property located therein.

     5. Parking. Tenant shall have the parking rights provided on the attached First Amendment Exhibit B.

     6. Additional Rights. Notwithstanding any contrary or inconsistent language in the Lease, Tenant shall have no rights to expand or terminate the Lease. Landlord's sole renewal rights are contained in First Amendment Exhibit C; Landlord's sole right of first refusal is contained in First Amendment D.

     7. Warranties, Representations and Covenants. Tenant acknowledges and confirms, to the best of its knowledge and belief, that (a) Landlord is in substantial compliance with all warranties, representations and covenants of Landlord contained in the Lease as of the date of this Amendment, (b) no default or breach has occurred as of the date of this Amendment in the performance and observation of the material agreements, covenants and obligations of Landlord under the Lease and (c) the Lease is in full force and effect as of the date of this Amendment. Landlord acknowledges and confirms, to the best of its knowledge and belief, that (a) Tenant is in substantial compliance with all warranties,representations and covenants of Tenant contained in the Lease as of the date of this Amendment,
(b) no default or breach has occurred as of the date of this Amendment in the performance and observation of the material agreements, covenants and obligations of Tenant under the Lease, and (c) the Lease is in full force and effect as of the date of this Amendment.

     8. Defined Terms. Words and terms used herein which are defined in the Lease are used in this Amendment as defined in the Lease, except as specifically otherwise provided by the terms of this Amendment.

     9.  Miscellaneous.

         (a) Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts shall be deemed to be an original and all of which counterparts shall constitute one and the same agreement. The signature of each party to this Amendment is not required to appear on each counterpart of this Amendment, provided that each party to this Amendment has executed at least one counterpart of this Amendment. In making proof of this Amendment it will not be necessary to account for or produce each executed counterpart of this Amendment.

          (b) Entirety and Controlling Agreement. This Amendment, in conjunction with the Lease, embodies the entire agreement between Tenant and Landlord. In the event of any conflict or inconsistency between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall supersede, control and govern.

          (c) Broker. Tenant represents and warrants that Tenant has dealt with, and only with, OMNI COMMERCIAL REALTY ADVISORS, INC. as agent/broker in connection with this Lease and that, insofar as Tenant knows, no other broker has negotiated this Lease or is entitled to any commission in connection herewith. Tenant shall indemnify and hold harmless Landlord from and against all claims (and costs of defending against and investigating such claims) of any broker(s) or similar parties claiming under Tenant in connection with this Lease.

          (d) Governing Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of Texas.

     IN WITNESS WHEREOF, Tenant and Landlord have executed this instrument effective the 1st day of September, 1998.

                    LANDLORD:

                    823 CONGRESS, LTD., a Texas limited partnership

                    By:  OMNI CONGRESS JOINT VENTURE,
                         a Texas general partnership, General Partner


                    By:   /s/ TOM STACY
                         --------------------------------------------
                         Tom Stacy, Managing Venturer

                    Date: 8/27/98
                         --------------------------------------------



                    TENANT:

                    AUSTIN FUNDING CORPORATION (F/K/A
                    CAPITAL FIRST MORTGAGE CORPORATION),
                    a Texas corporation

                    By:           /s/ GLENN LAPOINTE
                        ---------------------------------------------

                    Printed Name: Glenn LaPointe
                                  -----------------------------------

                    Title:        President
                           ------------------------------------------

                    Date:         8-25-98
                           ------------------------------------------

                           FIRST AMENDMENT EXHIBIT A

                                       TO
                   FIRST AMENDMENT TO LEASE AGREEMENT BETWEEN
                        823 CONGRESS, LTD., AS LANDLORD,
                         AND AUSTIN FUNDING CORPORATION
             (F/K/A CAPITAL FIRST MORTGAGE CORPORATION), AS TENANT

                         FLOOR PLANS - LEASED PREMISES


                                 [SEE ATTACHED]





         INITIALED FOR IDENTIFICATION BY LANDLORD  TS  AND TENANT  GC
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                                  [FLOOR PLAN]














                                                  823 CONGRESS - AUSTIN/DOWNTOWN
                                                  ------------------------------
                                                  FIFTH FLOOR       JANUARY 1995

                           FIRST AMENDMENT EXHIBIT B

                                       TO
                   FIRST AMENDMENT TO LEASE AGREEMENT BETWEEN
                        823 CONGRESS, LTD., AS LANDLORD,
                         AND AUSTIN FUNDING CORPORATION
             (F/K/A CAPITAL FIRST MORTGAGE CORPORATION), AS TENANT

                                    PARKING


(a) Guaranteed Spaces Provided. Landlord agrees to provide, and Tenant agrees to rent through the Term of the Lease, five (5) unreserved parking spaces (the "Guaranteed Spaces"). Tenant shall rent all spaces unless and until Landlord releases Tenant from such spaces after Tenant gives at least sixty (60) days prior written notice to Landlord that Tenant desires to take fewer spaces, but Landlord shall be under no obligation to later make available to Tenant any spaces relinquished by Tenant.

(b) Parking Rates. All Guaranteed Parking Spaces shall be located in the 823 Congress Parking Garage. As rental for parking spaces provided to Tenant hereunder, Tenant shall pay to Landlord or the operator of the garage, as may be designated from time to time by Landlord, monthly in advance in the same manner and in addition to the Base Rate provided in the Lease, rental on each such parking space at the initial rates of $75.00 plus tax per month for each unreserved space in the 823 Congress Garage. Rates may be changed from time to time by the operator(s) of the garage(s).

     (c) Miscellaneous. Tenant shall comply with all traffic, security, safety and other rules and regulations promulgated from time to time by Landlord or the Garage Operator. Tenant shall indemnify and hold harmless Landlord from and against all claims, losses, liabilities, damages, costs and expenses (including, but not limited to, attorneys' fees and court costs) arising or alleged to arise out of Tenant's use of any such parking spaces, whether or not caused or alleged to be caused by Landlord's negligence. In the event any of the above unrelinquished parking spaces are or become unavailable at any time or from time to time throughout the Term, whether due to casualty or any other cause beyond Landlord's reasonable control, this Lease shall continue in full force and effect; provided, however, Tenant shall be entitled to an abatement of the rent due for any such unrelinquished space for so long as it is unavailable for use by Tenant during normal Building hours.



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
                           FIRST AMENDMENT EXHIBIT C

                                       TO
                   FIRST AMENDMENT TO LEASE AGREEMENT BETWEEN
                        823 CONGRESS, LTD., AS LANDLORD,
                         AND AUSTIN FUNDING CORPORATION
             (F/K/A CAPITAL FIRST MORTGAGE CORPORATION), AS TENANT


                                 RENEWAL OPTION

     Provided that a Default by Tenant has not occurred and is then continuing, Tenant shall have the right to renew and extend this Lease with respect to all of the Premises for one (1) renewal term of five (5) years commencing upon the expiration of the initial Term by giving Landlord written notice thereof at lease six (6) months but not more than twelve (12) months prior to the expiration of the initial Term. In the event of such renewal, the "Term" shall include such renewal term and such renewal shall be upon the same provisions as for the initial Term except that:

     1. Tenant shall pay during the renewal Base Rent to Landlord in monthly installments in an amount equal to the then prevailing market rate for comparable space in the first-class office buildings in downtown, Austin, Texas as of the commencement of the renewal term (the "Market Rate") as designated by Landlord within thirty (30) days after Landlord receives Tenant's renewal notice. In addition, during such renewal term, Tenant shall pay all other Rent and other amounts due under this Lease, including without limitation all rental adjustments pursuant to Article 3 of this Lease, provided that any expense caps or similar limitations shall not be renewed or carried forward unless the Market Rate contemplates that such limitations be continued the renewal term. If Tenant does not agree with Landlord's designation of Market Rate for purposes for computing Base Rent or other Rent for the renewal term then Tenant may, within five (5) days after the date of Landlord's designation, either (i) withdraw its election to renew, or (ii) request arbitration of such Market Rate in accordance with the following procedure; failure to take any action shall be deemed to be a waiver of the renewal election. Landlord and Tenant each shall select one qualified (MAI) appraiser and inform the other as to its selection within five
(5) business days after the date Tenant receives Landlord's designation of Market Rate (the "Designation Date"). Those two appraisers shall select a third qualified (MAI) appraiser within ten (10) business days after the Designation Date. In order to be "qualified," each of said appraisers shall have at least three (3) years of experience appraising leasehold interests under commercial leases in downtown Austin, Texas. Landlord and Tenant shall each bear the cost of its appraiser and one-half (1/2) of the cost of the third appraiser. Said three appraisers shall determine the Market Rate in accordance with the parameters set forth herein by mutual agreement within thirty (30) business days after the Designation Date. If all of said appraisers fail to agree on the Market Rate within thirty (30) business days after the Designation Date, but two of said appraisers can so agree, then the Market Rate as determined by such two appraisers shall be controlling. If none of said appraisers can agree on the Market Rate within such time period, then an average shall be taken of the two closest determinations thereof and such average shall be controlling (except that if the median of the three rates provided by the appraisers is also the average of the three, it shall be controlling). Tenant shall have fifteen (15) days to accept or reject in writing the Market Rate as determined by said arbitration procedure. If such Market Rate is not agreed to by Tenant as determined by said arbitration procedure on or before the end of said fifteen
(15) day period, then Tenant shall pay all of Landlord's costs associated with obtaining the aforementioned appraisals and the exercise of the applicable option to renew and all rights of Landlord and Tenant under this option to renew shall immediately terminate and all terms and conditions of this option to renew shall be of no further force and effect. Except as noted above in case of a failure to agree on Market Rate, Tenant may not revoke its election to renew after such election has been made.

     2. Landlord shall not be obligated to make any alterations or improvements to the Premises.

     3.  Tenant shall have no further right to renew this Lease.



INITIALED FOR IDENTIFICATION BY LANDLORD   TS    AND TENANT    GL
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
                            FIRST AMENDMENT EXHIBIT D

                                       TO
                   FIRST AMENDMENT TO LEASE AGREEMENT BETWEEN
                        823 CONGRESS, LTD., AS LANDLORD,
                         AND AUSTIN FUNDING CORPORATION
              (F/K/A CAPITAL FIRST MORTGAGE CORPORATION), AS TENANT

                             RIGHT OF FIRST REFUSAL

     1. Landlord hereby grants to Tenant a right of first refusal (the "Right of First Refusal") exercisable as hereinafter set forth, covering approximately 1,163 rental square feet of area on the fifth (5th) floor of the Building, more particularly described on Attachment D-1 hereto (the "Refusal Space"). All rights of Tenant to lease the Refusal Space pursuant to the Right of First Refusal shall be applicable to all or any portion of the Refusal Space. The Right of First Refusal shall be as follows:

         (a) Upon receipt of a bona fide offer for the lease of all or any portion of the Refusal Space, which offer Landlord wishes to accept, and provided Tenant is not at such time in default under the Lease beyond any applicable cure periods, Landlord shall give Tenant notice (the "Notice") in writing of the terms and conditions of the offer. Provided that a Default by Tenant has not occurred and is then continuing and that Tenant has been notified in writing of said Default, Tenant may exercise the Right of First Refusal by delivering to Landlord written notice of Tenant's election on or before the fifth (5th) business day after the date of Landlord's delivery to Tenant of the Notice. In the event Tenant exercises its Right of First Refusal, it shall be required to lease the Refusal Space on the same terms and conditions provided in the Notice, subject to section (c) below.

         (b) In the event Landlord does not actually receive notice of Tenant's election to lease the Refusal Space described in the Notice within the period provided herein, then Landlord shall be free to lease such space to one or more third parties on material terms and conditions no less favorable to Landlord than those described in the Notice.

         (c) All Refusal Space leased to Tenant pursuant to the Right of First Refusal may, at Landlord's option, be for a term which is coterminous with the initial Term of this Lease and any renewal or extension thereof.

         (d) The term "Premises", as used in this Lease and/or the Underlying Lease, shall include all expansions thereof that may occur from time to time pursuant to this Right of First Refusal.

         2. Tenant's right of first refusal shall be subject to (i) any pre-existing options, (ii) any rights of first refusal, renewal or expansion rights granted to other tenants or third parties and (iii) any renewals of leases with or relocations of existing tenants.

              3. Once Tenant has rejected an opportunity to exercise its right of first refusal, this right of first refusal shall terminate.


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